EMERGENT BIOSOLUTIONS REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS
•Fourth Quarter 2025 Total Revenues of $148.7 million; Full Year 2025 Total Revenues of $742.9 million
•Fourth Quarter 2025 Net Loss of $54.6 million and Net Loss Margin of 37%
•Full Year 2025 Net Income of $52.6 million versus a Net Loss of $190.6 million in the prior year
•Full Year 2025 Net Income per diluted share of $0.93 versus a Net Loss per diluted share of $3.60 in the prior year
•Full Year 2025 Adjusted Net Income of $86.8 million versus an Adjusted Net Loss of $12.1 million in the prior year
•Full Year 2025 Adjusted Net Income per diluted share of $1.53 versus an Adjusted Net Loss per diluted share of $0.23 in the prior year
•Full Year 2025 Gross Margin % of 45% and Adjusted Gross Margin % of 54%, an expansion of 1,900 bps and 900 bps, respectively, versus prior year
•Full Year 2025 Adjusted EBITDA of $205.0 million, compares favorably to $183.1 million in 2024

GAITHERSBURG, Md., February 26, 2026—Emergent BioSolutions Inc. (NYSE: EBS) today reported financial results for the quarter and year ended December 31, 2025.
“Emergent’s 2025 results demonstrate significant progress executing our multi-year turnaround strategy, delivering improved operating margins, strong adjusted EBITDA of $205 million, increased cash flow and lower leverage,” said Joe Papa, president and CEO of Emergent. “In 2026 we look to expand penetration of international markets with our MCM biodefense business, maintain market leadership across the naloxone category and offer new innovative solutions, pursue organic and inorganic growth opportunities that align with our internal capabilities, and remain disciplined on operational efficiencies. We are committed to our mission to protect and save lives as we support patients and customers with our critical medical countermeasures and naloxone products. We do this while investing in future growth and aiming to continue to improve our balance sheet and return capital to shareholders. Our team remains focused on long-term sustainable value and achieving our vision of enabling several durable and profitable verticals in the Company over time.”
FINANCIAL HIGHLIGHTS(1)
Q4 2025 vs. Q4 2024

($ in millions, except per share amounts)	Q4 2025	Q4 2024	% Change
Total Revenues	$148.7	$194.7	(24)%
Net Loss	$(54.6)	$(31.3)	(74)%
Net Loss per Diluted Share	$(1.04)	$(0.58)	(79)%
Adjusted Net Income (Loss)(2)	$(22.7)	$2.6	(973)%
Adjusted Net Income (Loss) per Diluted Share(2)	$(0.43)	$0.05	(960)%
Adjusted EBITDA(2)	$11.2	$21.0	(47)%
Net Loss Margin	(37)%	(16)%
Adjusted EBITDA Margin(2)	8%	11%
Gross Margin %	30%	29%
Adjusted Gross Margin %(2)	43%	40%

Full Year 2025 vs. Full Year 2024

($ in millions, except per share amounts)	FY 2025	FY 2024	% Change
Total Revenues	$742.9	$1,043.6	(29)%
Net Income (Loss)	$52.6	$(190.6)	128%
Net Income (Loss) per Diluted Share	$0.93	$(3.60)	126%
Adjusted Net Income (Loss)(2)	$86.8	$(12.1)	817%
Adjusted Net Income (Loss) per Diluted Share(2)	$1.53	$(0.23)	765%
Adjusted EBITDA(2)	$205.0	$183.1	12%
Net Income (Loss) Margin	7%	(18)%
Adjusted EBITDA Margin(2)	28%	18%
Gross Margin %(2)	45%	26%
Adjusted Gross Margin %(2)	54%	45%
SELECT 2025 FULL YEAR BUSINESS UPDATES
•In 2025, the Board of Directors authorized the repurchase of up to $50.0 million of the Company’s common stock and repurchased $24.8 million of shares during the year
•A new plan was authorized by the Board of Directors for up to $50.0 million in repurchases from February 25, 2026 through March 31, 2027
•Made voluntary debt payment of $100.0 million toward Term Loan Principal
•Secured key contract awards, exercised options and product orders across Medical Countermeasures business totaling more than $450.0 million in revenue; highlights from 2025 include:
◦$62.4 million contract award for BAT® [Botulism Antitoxin Heptavalent (A, B, C, D, E, F, G) – (Equine)]
◦$56.0 million contract award for ACAM2000® (Smallpox and Mpox (Vaccinia) Vaccine, Live)
◦$51.9 million contract award for CNJ-016® [Vaccinia Immune Globulin Intravenous (Human)] (VIGIV)
◦$30.0 million contract award for CYFENDUS® (Anthrax Vaccine Adsorbed, Adjuvanted)
◦$29.0 million in MCM product orders from international government partner
◦Approximately $27.0 million in international orders targeted for delivery in 2025 associated with medical countermeasures ("MCM") portfolio
◦$20.0 million exercised contract option and modification to supply BioThrax® (Anthrax Vaccine Adsorbed) to the U.S. Department of War
◦$17.0 million contract award for Oral Suspension TEMBEXA® (brincidofovir)
◦$16.7 million contract award to continue development collaboration with BARDA on Ebanga™ (ansuvimab-zykl) treatment for Ebola
•Maintained our market leadership position in the naloxone business and generated more than $226.0 million in revenue; highlights from 2025 include:
◦Continued U.S. public interest, retail, business-to-business and Canada distribution
◦A three-year agreement valued at approximately $65.0 million to supply the Ontario Ministry of Health with NARCAN® Nasal Spray
◦Expansion of NARCANDirect® to offer KLOXXADO® (naloxone HCl) Nasal Spray and Convenience Kits
◦Recognized multiple naloxone awareness days throughout the year, and applauded the over-the-counter availability of naloxone in U.S. House of Representatives buildings
•Earned $50.0 million in development milestone payments from Bavarian Nordic as part of the sale of the Travel Health Business
•Completed the sale of our Baltimore-Bayview facility for $36.5 million
•Gained exclusive commercial rights to KLOXXADO® (naloxone HCI) Nasal Spray in U.S. and Canada from Hikma Pharmaceuticals; Hikma received Health Canada approval for the product
•Announced investment agreement with Swiss Rockets Ltd and pursued strategic collaboration
•Announced Emergent’s addition to the Russell 3000® Index, which includes the Russell 2000, Russell 2000 Value and Russell Microcap Indices
•Progressed R&D strategy, pipeline and key organic and inorganic growth initiatives

FOURTH QUARTER 2025 FINANCIAL PERFORMANCE(1)
Revenues
The Company uses the following categories in discussing product/service level revenues:
•Naloxone — comprises contributions from NARCAN® Nasal Spray and KLOXXADO® Nasal Spray
•Anthrax MCM — comprises contributions from CYFENDUS®, BioThrax®, ANTHRASIL® and Raxibacumab
•Smallpox MCM — comprises contributions from ACAM2000®, CNJ-016® (VIGIV) and TEMBEXA®
•Other Products — comprises contributions from BAT® and RSDL®(3)
•All Other Revenues — comprises revenues from the Services operating segment and Contracts and grants revenues

($ in millions)	Q4 2025	Q4 2024	$ Change	% Change
Product sales, net:(3)
Naloxone	$38.4	$65.1	$(26.7)	(41)%
Anthrax MCM	53.4	32.5	20.9	64%
Smallpox MCM	35.5	76.5	(41.0)	(54)%
Other Products	10.3	7.8	2.5	32%
Total Product sales, net	$137.6	$181.9	$(44.3)	(24)%

All other revenues	$11.1	$12.8	$(1.7)	(13)%

Total revenues	$148.7	$194.7	$(46.0)	(24)%
Product Sales, net (4)
Naloxone
For Q4 2025, revenues from Naloxone products decreased $26.7 million, or 41%, as compared with Q4 2024. The decrease was primarily due to lower sales of OTC NARCAN® and lower Canadian sales of branded NARCAN®, driven primarily by increased competition due to generics impacting price and unit sales, partially offset by an increase in KLOXXADO® sales.
Anthrax MCM
For Q4 2025, revenues from Anthrax MCM products increased $20.9 million, or 64%, as compared with Q4 2024. The increase primarily reflects the impact of timing on U.S. government (the "USG") and foreign sales of BioThrax® and ANTHRASIL® (AIG), partially offset by a decrease in CYFENDUS® product sales. Anthrax vaccine product sales are primarily made under annual purchase options exercised by the USG. Fluctuations in revenues result from the timing of the exercise of annual purchase options, the timing of USG purchases, the availability of governmental funding and the Company’s delivery of orders that follow.
Smallpox MCM
For Q4 2025, revenues from Smallpox MCM products decreased $41.0 million, or 54%, as compared with Q4 2024. The decrease was primarily due to the impact of timing on USG sales of ACAM2000® and both USG and international sales of CNJ-016® (VIGIV), partially offset by an increase in USG sales of TEMBEXA®. Fluctuations in revenues result from the timing of the exercise of annual purchase options in existing procurement contracts, the timing of USG purchases, the availability of governmental funding and Company delivery of orders that follow.
Other Products
For Q4 2025, revenues from Other Product sales increased $2.5 million, or 32%, as compared with Q4 2024. The increase was primarily due to higher international BAT® sales, partially offset by a decrease in USG sales orders due to timing.

All Other Revenues
Services
For Q4 2025, revenues from Services decreased $1.2 million, or 16%, as compared with Q4 2024. The decrease was primarily due to lower production at the Company’s Winnipeg facility.
Contracts and Grants
For Q4 2025, revenues from contracts and grants decreased $0.5 million, or 9%, as compared with Q4 2024. The decrease was primarily attributable to the decline in overall funded research and development ("R&D") projects, partially offset by an increase in development work in connection with EbangaTM.
Operating Expenses

($ in millions)	Q4 2025	Q4 2024	$ Change	% Change
Cost of product and services sales, net	$84.9	$118.0	$(33.1)	(28)%
R&D	12.1	9.1	3.0	33%
Selling, general and administrative (“SG&A”)	51.1	60.8	(9.7)	(16)%
Amortization of intangible assets	16.3	16.3	—	—%
Impairment of long-lived assets	12.2	—	12.2	NM
Total operating expenses	$176.6	$204.2	$(27.6)	(14)%

NM - Not Meaningful
Cost of Product and Services Sales, Net
For Q4 2025, cost of product and services sales, net decreased $33.1 million, or 28%, as compared with Q4 2024. The decrease was driven by decreases in cost of MCM Product sales of $23.1 million, cost of Commercial Product sales of $6.6 million and cost of Bioservices of $3.4 million.
R&D Expenses
For Q4 2025, R&D expenses increased $3.0 million, or 33%, as compared with Q4 2024. The increase was primarily driven by an increase in Ebanga™ related development work.
Selling, General and Administrative ("SG&A") Expenses
For Q4 2025, SG&A expenses decreased $9.7 million, or 16%, as compared with Q4 2024. The decrease was primarily due to lower marketing, professional services and legal expenses, combined with a decrease in compensation and other employee related expenses as a result of the restructuring initiatives that took place from January of 2023 through September 2025.
ADDITIONAL FINANCIAL INFORMATION(1)
Capital Expenditures

($ in millions)	Q4 2025	Q4 2024	% Change
Capital expenditures	$3.9	$1.7	129%
Capital expenditures as a % of total revenues	3%	1%
For Q4 2025, capital expenditures increased primarily due to increased development activities across the Company’s facilities.

REPORTABLE SEGMENT INFORMATION
The Company manages the business with a focus on three operating segments: (1) a Commercial Products segment consisting of NARCAN® Nasal Spray and KLOXXADO® Nasal Spray; (2) a MCM Products segment consisting of Anthrax - MCM, Smallpox - MCM and Other products and (3) a services segment consisting of our Bioservices offerings (“Services”). Commercial Products and MCM Products are our two reportable segments. In the first quarter of 2025, the Company’s determined that its Services operating segment no longer met the quantitative thresholds of a reportable segment and did not meet the aggregation criteria set forth in Accounting Standards Codification 280, Segment Reporting, and as such is categorized within “All other revenues” along with “Contracts and Grants.” The Company evaluates the performance of these reportable segments based on revenues and segment adjusted gross margin, which is a non-GAAP financial measure. Segment revenue includes external customer sales, but does not include inter-segment services. The Company does not allocate contracts and grants revenue, R&D, SG&A, amortization of intangible assets, interest and other income (expense) or taxes to its evaluation of the performance of these segments.
FOURTH QUARTER 2025 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Quarter Ended December 31,
	2025	2024	$ Change	% Change
Revenues	$38.4	$65.1	$(26.7)	(41)%
Cost of sales	26.6	33.2	(6.6)	(20)%
Intangible asset amortization	9.5	9.5	—	—%
Gross margin**	$2.3	$22.4	$(20.1)	(90)%
Gross margin %**	6%	34%
Add back:
Intangible asset amortization	$9.5	$9.5	$—	—%
Segment adjusted gross margin(2)	$11.8	$31.9	$(20.1)	(63)%
Segment adjusted gross margin %(2)	31%	49%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
Cost of Commercial Products sales decreased $6.6 million, or 20%, to $26.6 million for the quarter ended December 31, 2025. The decrease was primarily due to lower sales of OTC NARCAN® and lower Canadian sales of branded NARCAN®, partially offset by an increase in KLOXXADO® sales.
Commercial Products gross margin decreased $20.1 million, or 90%, to $2.3 million for the quarter ended December 31, 2025. Commercial Products gross margin percentage decreased 28 percentage points to 6% for the quarter ended December 31, 2025. The decrease was largely due to an unfavorable price and volume mix in 2025 for NARCAN® products. Commercial Products segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $9.5 million.

($ in millions)	MCM Products
	Quarter Ended December 31,
	2025	2024	$ Change	% Change
Revenues	$99.2	$116.8	$(17.6)	(15)%
Cost of sales	49.0	72.1	(23.1)	(32)%
Intangible asset amortization	6.8	6.8	—	—%
Gross margin**	$43.4	$37.9	$5.5	15%
Gross margin %**	44%	32%
Add back:
Intangible asset amortization	$6.8	$6.8	$—	—%
Restructuring costs (benefits)	—	(0.3)	0.3	100%
Inventory step-up provision	3.6	5.0	(1.4)	(28)%
Segment adjusted gross margin(2)	$53.8	$49.4	$4.4	9%
Segment adjusted gross margin %(2)	54%	42%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
Cost of MCM product sales decreased $23.1 million, or 32%, to $49.0 million for the quarter ended December 31, 2025. The decrease was primarily due to lower production costs for ACAM2000®, CYFENDUS® and CNJ-016® (VIGIV) due to sales volumes, combined with favorable manufacturing variances due to lower inventory reserves and shut-down costs, partially offset by an increase in costs related to higher sales volume of TEMBEXA®, ANTHRASIL® and BioThrax®.
MCM Products gross margin increased $5.5 million, or 15%, to $43.4 million for the quarter ended December 31, 2025. MCM Products gross margin percentage increased 12 percentage points to 44% for the quarter ended December 31, 2025. The increase was largely due to a favorable product price and volume mix weighted more heavily to higher margin products and the favorable manufacturing variance impacts described above. MCM Product segment adjusted gross margin in the current year period excludes the impact of intangible asset amortization of $6.8 million and inventory step-up provision of $3.6 million.

YTD 2025 REPORTABLE SEGMENT RESULTS

($ in millions)	Commercial Products
	Year Ended December 31,
	2025	2024	$ Change	% Change
Revenues	$226.1	$398.9	$(172.8)	(43)%
Cost of sales	130.1	185.9	(55.8)	(30)%
Intangible asset amortization	37.8	37.8	—	—%
Gross margin**	$58.2	$175.2	$(117.0)	(67)%
Gross margin %**	26%	44%
Add back:
Intangible asset amortization	$37.8	$37.8	$—	—%
Restructuring costs	0.2	—	0.2	NM
Segment adjusted gross margin(2)	$96.2	$213.0	$(116.8)	(55)%
Segment adjusted gross margin %(2)	43%	53%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
NM - Not Meaningful
Cost of Commercial Products sales decreased $55.8 million, or 30%, to $130.1 million for the year ended December 31, 2025. The decrease was primarily due to lower sales of OTC NARCAN® and lower Canadian sales of branded NARCAN®, partially offset by an increase in KLOXXADO® sales.
Commercial Products gross margin decreased $117.0 million, or 67%, to $58.2 million for the year ended December 31, 2025. Commercial Products gross margin percentage decreased 18 percentage points to 26% for the year ended December 31, 2025. The decrease was primarily due to an unfavorable price and volume mix of OTC NARCAN® and lower Canadian sales of branded NARCAN®, partially offset by an increase in KLOXXADO® sales. Commercial Product segment adjusted gross margin in the current year excludes the impact of intangible asset amortization of $37.8 million and restructuring costs of $0.2 million.

($ in millions)	MCM Products
	Year Ended December 31,
	2025	2024	$ Change	% Change
Revenues	$456.7	$509.8	$(53.1)	(10)%
Cost of sales	163.1	219.4	(56.3)	(26)%
Intangible asset amortization	27.3	27.3	—	—%
Gross margin**	$266.3	$263.1	$3.2	1%
Gross margin %**	58%	52%
Add back:
Intangible asset amortization	$27.3	$27.3	$—	—%
Changes in fair value of financial instruments	—	0.6	(0.6)	(100)%
Inventory step-up provision	5.4	6.2	(0.8)	(13)%
Restructuring costs (benefits)	(1.0)	7.2	(8.2)	(114)%
Segment adjusted gross margin(2)	$298.0	$304.4	$(6.4)	(2)%
Segment adjusted gross margin %(2)	65%	60%

** Gross margin is calculated as revenues less cost of sales and intangible asset amortization. Gross margin % is calculated as gross margin divided by revenues.
Cost of MCM product sales decreased $56.3 million, or 26%, to $163.1 million for the year ended December 31, 2025. The decrease was primarily due to favorable manufacturing variances, mostly due to lower shut-down and severance costs and lower inventory reserves, as well as lower production costs reflecting reduced volumes on ACAM2000® and CYFENDUS®, and no RSDL® related costs in 2025 due to the sale of RSDL® to SERB in the third quarter of 2024. These decreases were partially offset by higher costs for ANTHRASIL® and TEMBEXA® due to higher unit volume.
MCM Products gross margin increased $3.2 million, or 1%, to $266.3 million for the year ended December 31, 2025. MCM Products gross margin percentage increased 6 percentage points to 58% for the year ended December 31, 2025. The increase in gross margin percentage was primarily due to a favorable product sales mix which was weighted more heavily to higher margin products and a decrease in shut-down and severance costs and inventory reserves compared with the prior year period. MCM Product segment adjusted gross margin for the year ended December 31, 2025, excludes the impacts of intangible asset amortization of $27.3 million, inventory step-up provision of $5.4 million, and restructuring benefits of $1.0 million.

2026 FINANCIAL FORECAST
The Company provides the following financial forecast for full year 2026 and Q1 2026, reflecting management's expectations based on the most current information available.

METRIC ($ in millions)	Full Year 2025 Actual	Full Year 2026 Forecast
Total revenues	$742.9	$720 - $760
Net income (loss)	$52.6	$(30) - $(10)
Adjusted net income(2)	$86.8	$25 - $45
Adjusted EBITDA(2)	$205.0	$135 - $155
Total adjusted gross margin %(2)	54%	45% - 47%

Key Assumptions ($ and shares in millions)
Interest expense	~$40
R&D	~6% to 7% of Revenues
SG&A	~26% to 28% of Revenues
Weighted avg. fully diluted share count	~52
Capex	~$17
Depreciation & amortization	~$90
Q1 2026

METRIC ($ in millions)	Q1 2026 Forecast
Total revenues	$135M - $155M
FOOTNOTES
(1) All financial information included in this release is unaudited.
(2) See “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Financial Measures” tables for the definitions and reconciliations of Company-wide non-GAAP financial measures to the most closely related GAAP financial measures. Reconciliations of segment non-GAAP financial measures are included within the reportable segment tables.
(3) Our MCM Products revenue in 2025 excludes revenues related to RSDL®, which was sold during the third quarter of 2024.
(4) Product sales, net are reported net of variable consideration including returns, rebates, wholesaler fees and prompt pay discounts in accordance with GAAP.

CONFERENCE CALL, PRESENTATION SUPPLEMENT AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm eastern time today, February 26, 2026, to discuss these financial results. The conference call and presentation supplement can be accessed from the Company's website or through the following:
By phone
Advanced registration is required.
Visit https://register-conf.media-server.com/register/BI9d320729429b4494a20fe353dbc02ffa to register and receive an email with the dial-in number, passcode and registrant ID

By webcast
Visit https://edge.media-server.com/mmc/p/3zrcjovs
A replay of the call can be accessed from the Emergent website.
ABOUT EMERGENT BIOSOLUTIONS INC.
At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.
NON-GAAP FINANCIAL MEASURES
In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the United States Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:
•Adjusted Net Income (Loss)
•Adjusted Net Income (Loss) per Diluted Share
•Adjusted EBITDA
•Adjusted EBITDA Margin
•Adjusted Gross Margin
•Adjusted Gross Margin %
•Segment Adjusted Gross Margin
•Segment Adjusted Gross Margin %
We define Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share, which are non-GAAP financial measures, as net income (loss) and net income (loss) per diluted share, respectively, excluding the impact of non-cash amortization charges, impairments, severance and restructuring costs (benefits), inventory step-up provision, acquisition and divestiture costs, exit and disposal costs, gain on sale of business, settlement charges, net, contingent consideration milestones, changes in fair value of financial instruments, loss (gain) on debt extinguishment, other expense (income) items and tax effects. We use Adjusted Net Income (Loss) for the purpose of calculating Adjusted Net Income (Loss) per Diluted Share. Management uses Adjusted Net Income (Loss) per Diluted Share to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) before depreciation and amortization, income taxes, interest expense, net, and excluding impairments, inventory step-up provision, changes in fair value of financial instruments, severance and restructuring costs (benefits), exit and disposal costs, acquisition and divestiture costs, gain on sale of business, settlement charges, net, contingent consideration milestone, loss (gain) on debt extinguishment, and other expense (income) items. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA divided by Total Revenues. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry, although it may be defined differently by different companies. Therefore, we also believe that this non-GAAP financial measure, considered along with corresponding GAAP financial measures, provides management and investors with additional information for comparison of our operating results with the operating results of other companies.
We define Adjusted Gross Margin, which is a non-GAAP financial measure, as Gross Margin, excluding the impact of intangible asset amortization, inventory step-up provision, settlement charges, net, restructuring costs (benefits), and changes in the fair value of financial instruments. We define Adjusted Gross Margin %, which is a non-GAAP financial measure, as Adjusted Gross Margin as a percentage of Products and services sales, net.
We define Segment Adjusted Gross Margin, which is a non-GAAP financial measure, as a segment's Gross Margin excluding the respective impact of intangible asset amortization, changes in the fair value of financial instruments, inventory step-up provision, and restructuring costs (benefits). We define Segment Adjusted Gross Margin %, which is a non-GAAP financial measure, as Segment Adjusted Gross Margin as a percentage of a segment's revenues.
Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, including statements regarding the future performance of the Company or any of our businesses, our business strategy, future operations, future financial position, future revenues and earnings, our ability to achieve the objectives of our restructuring initiatives, acquisitions and divestitures, including our future results, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “confident,” “commit,” “forecast,” “future,” “outlook,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. These forward-looking statements are based on our current intentions, beliefs, assumptions and expectations regarding future events based on information that is currently available. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statement contained herein. Any such forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others, the availability of USG funding for contracts related to procurement of our medical countermeasures (“MCM”) products, including CYFENDUS® (Anthrax Vaccine Adsorbed (AVA) Adjuvanted), previously known as AV7909, ACAM2000® (Smallpox (Vaccinia) Vaccine, Live), CNJ-016® (Vaccinia Immune Globulin Intravenous (Human) (VIGIV)), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), BioThrax® (Anthrax Vaccine Adsorbed) EbangaTM (ansuvimab-zykl) and/or TEMBEXA® (brincidofovir) among others, as well as contracts related to development of medical countermeasures; our ability to meet our commitments to quality and compliance in all of our manufacturing operations; our ability to negotiate additional USG procurement or follow-on contracts for our MCM products that have expired or will be expiring; the commercial availability and impact of a generic and competitive marketplace on future sales of NARCAN® (naloxone HCL) Nasal Spray, over-the-counter NARCAN® Nasal Spray and KLOXXADO® Nasal Spray; our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries; the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; our ability to collect reimbursement for raw materials and payment of service fees from our Bioservices customers; the results of pending government investigations and their potential impact on our business; our ability to satisfy the conditions of our litigation settlement agreements, and the potential impact of such agreements, including the funds to resolve related litigation, on our business; our ability to comply with the operating and financial covenants required by (i) our term loan facility under a credit agreement, dated August 30, 2024, among the Company, the lenders from time to time party thereto and OHA Agency LLC, as administrative agent, (ii) our revolving credit facility under a credit agreement, dated September 30, 2024, among the Company, certain subsidiary borrowers, the lenders from time to time party thereto and Wells Fargo, National Association, as Agent, and (iii) our 3.875% Senior Unsecured Notes due 2028; our ability to maintain adequate internal control over financial reporting and to prepare accurate financial statements in a timely manner; our ability to maintain sufficient cash flow from our operations to pay our substantial debt, both now and in the future; our ability to invest in our business operations as a result of our current indebtedness; the impact of our share and debt repurchase programs; the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to FDA marketing authorization, and corresponding procurement by government entities outside the United States; the success of our commercialization, marketing and manufacturing capabilities and strategy; our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria; our ability to attract and retain qualified personnel; our ability to adequately secure and protect our intellectual property rights; the impact of cybersecurity incidents, including the risks from the unauthorized access, interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; and the accuracy of our estimates regarding future revenues, expenses, capital requirements and need for additional financing. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ materially from our expectations in any forward-looking statement. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. Readers should consider this cautionary statement, as well as the risks identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.
Trademarks
Emergent®, BioThrax®, BaciThrax®, BAT®, Trobigard®, ANTHRASIL®, CNJ-016®, ACAM2000®, NARCAN®, CYFENDUS®, TEMBEXA® and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries. All other brands, products, services and feature names or trademarks are the property of their respective owners, including KLOXXADO®, which is a registered trademark of Hikma Pharmaceuticals USA Inc.

Investor Contact Rich Lindahl Executive Vice President, Chief Financial Officer lindahlr@ebsi.com	Media Contact Assal Hellmer Vice President, Communications mediarelations@ebsi.com

Emergent BioSolutions Inc.
Consolidated Balance Sheets
(unaudited, in millions, except per share data)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$205.4	$99.5
Restricted cash	3.7	6.1
Accounts receivable, net	84.2	154.5
Inventories, net	343.4	311.7
Prepaid expenses and other current assets	25.8	26.9
Total current assets	662.5	598.7

Property, plant and equipment, net	205.4	270.6
Intangible assets, net	436.5	501.5
Other assets	14.2	18.9
Total assets	$1,318.6	$1,389.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55.6	$60.9
Accrued expenses	12.2	17.7
Accrued compensation	41.8	56.1
Current tax liability	6.8	5.8
Other current liabilities	15.8	21.9
Total current liabilities	132.2	162.4

Debt	572.1	663.7
Deferred tax liability	37.8	41.7
Other liabilities	53.9	39.1
Total liabilities	$796.0	$906.9

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 15.0 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 200.0 shares authorized, 60.9 and 59.9 shares issued; 52.1 and 54.3 shares outstanding, respectively.	0.1	0.1
Treasury stock, at cost, 8.7 and 5.6 common shares, respectively	(252.6)	(227.7)
Additional paid-in capital	942.4	928.0
Accumulated other comprehensive loss, net	(7.5)	(5.2)
Accumulated deficit	(159.8)	(212.4)
Total stockholders’ equity	$522.6	$482.8
Total liabilities and stockholders’ equity	$1,318.6	$1,389.7

Emergent BioSolutions Inc.
Consolidated Statements of Operations
(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Product and services sales, net	$143.8	$189.3	$705.2	$1,013.6
Contracts and grants	4.9	5.4	37.7	30.0
Total revenues	148.7	194.7	742.9	1,043.6

Operating expenses:
Cost of product and services sales, net (1)	84.9	118.0	326.2	681.3
Research and development	12.1	9.1	53.2	70.7
Selling, general and administrative	51.1	60.8	186.1	308.0
Amortization of intangible assets	16.3	16.3	65.1	65.1
Impairment of long-lived assets	12.2	—	12.2	27.2
Total operating expenses	176.6	204.2	642.8	1,152.3

Income (loss) from operations	(27.9)	(9.5)	100.1	(108.7)

Other income (expense):
Interest expense	(14.7)	(14.8)	(59.3)	(71.0)
Gain on sale of business	—	—	—	24.3
Gain (loss) on debt extinguishment	(13.3)	—	(12.2)	0.6
Other, net	5.2	(3.3)	54.2	11.9
Total other income (expense), net	(22.8)	(18.1)	(17.3)	(34.2)

Income (loss) before income taxes	(50.7)	(27.6)	82.8	(142.9)
Income tax provision	3.9	3.7	30.2	47.7
Net income (loss)	$(54.6)	$(31.3)	$52.6	$(190.6)

Earnings (loss) per common share
Basic	$(1.04)	$(0.58)	$0.98	$(3.60)
Diluted	$(1.04)	$(0.58)	$0.93	$(3.60)

Weighted average shares outstanding
Basic	52.4	54.2	53.5	53.0
Diluted	52.4	54.2	56.7	53.0

(1) Excludes intangible assets amortization

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Year Ended December 31,
	2025	2024
Operating Activities
Net income (loss)	$52.6	$(190.6)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share-based compensation expense	16.2	18.0
Depreciation and amortization	95.8	108.8
Change in fair value of contingent obligations, net	—	0.6
Amortization of deferred financing costs	9.8	7.4
Deferred income taxes	(4.0)	(5.5)
Noncash gain on sale of business	—	(32.2)
Change in fair value of warrant liability	5.5	1.1
Impairment of long-lived assets	12.2	27.2
Loss on disposal of assets	4.5	28.7
Other	0.4	6.5
Changes in operating assets and liabilities:
Accounts receivable	25.5	(24.4)
Inventories	(30.3)	(24.5)
Prepaid expenses and other assets	11.7	169.9
Accounts payable	(8.4)	(33.0)
Accrued expenses and other liabilities	(10.2)	12.3
Long-term incentive plan accrual	3.1	3.6
Accrued compensation	(17.3)	(18.2)
Income taxes receivable and payable, net	(1.7)	23.3
Contract liabilities	5.2	(20.3)
Net cash provided by operating activities	170.6	58.7
Investing Activities
Purchases of property, plant and equipment	(13.8)	(22.9)
Proceeds from sale of property, plant and equipment	38.2	7.9
Milestone payments from prior asset divestiture	50.0	30.0
Proceeds from sale of business	—	110.2
Purchase of convertible note receivable	(5.0)	—
Net cash provided by investing activities	69.4	125.2
Financing Activities
Proceeds from the issuance of debt, net of lender fees	—	219.0
Proceeds allocated to warrants issued in conjunction with debt	—	13.4
Proceeds allocated to common stock issued in conjunction with debt	—	9.3
Principal payments on term loan facility	(100.0)	(198.2)
Proceeds from revolving credit facility	—	65.0
Principal payments on revolving credit facility	—	(284.2)
Debt issuance costs	—	(14.6)
Proceeds from issuance of common stock upon exercise of stock options	2.2	—
Repurchase of debt	(8.7)	—
Prepayment premium on debt principal payment	(3.8)	—
Purchases of treasury stock	(24.9)	—
Proceeds from share-based compensation activity	—	1.5
Taxes paid for share-based compensation activity	(1.4)	(1.2)
Net cash used in financing activities:	(136.6)	(190.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.1	—

Emergent BioSolutions Inc.
Consolidated Statements of Cash Flows Continued
(unaudited, in millions)

Net change in cash, cash equivalents and restricted cash	103.5	(6.1)
Cash, cash equivalents and restricted cash, beginning of period	105.6	111.7
Cash, cash equivalents and restricted cash, end of period	$209.1	$105.6
Supplemental cash flow disclosures:
Cash paid for interest	$49.7	$64.0
Cash paid for income taxes, net of refunds	$40.0	$26.5
Non-cash investing and financing activities:
Purchases of property, plant and equipment unpaid at period end	$1.6	$1.9
Gain (loss) on extinguishments of debt	$(12.2)	$0.6
Issuance of common stock in conjunction with debt	$—	$7.7
Excise tax liability accrued for common stock repurchases	$0.3	$—
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$205.4	$99.5
Restricted cash	3.7	6.1
Total	$209.1	$105.6

Emergent BioSolutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Reconciliation of Net Income (Loss) and Net Income (Loss) per Diluted Share to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share(1)

($ in millions, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	Source
Net income (loss)	$(54.6)	$(31.3)	$52.6	$(190.6)
Adjustments:
Non-cash amortization charges	$18.8	$18.5	$74.8	$72.5	Amortization of intangible assets ("IA"), Other Income
Impairments	—	—	12.2	27.2	Impairment of long-lived assets and goodwill
Severance and restructuring costs (benefits)	—	(0.4)	(0.8)	22.5	Cost of product and services sales, net, SG&A and R&D
Inventory step-up provision	3.6	5.0	5.4	6.2	Cost of product and services sales, net
Acquisition and divestiture costs	—	—	0.2	—	SG&A
Exit and disposal costs	—	—	—	13.3	R&D
Gain on sale of business	—	—	—	(24.3)	Other Income (Expense)
Settlement charges, net	0.9	1.5	(9.6)	121.7	Cost of product and services sales, net
Contingent consideration milestones	—	—	(50.0)	(30.0)	Other Income (Expense)
Changes in fair value of financial instruments	7.4	2.3	5.4	1.8	Cost of product and services sales, net and Other Income
Loss (gain) on debt extinguishment	13.3	—	12.2	(0.6)	Gain (loss) on debt extinguishment
Other expense (income), net items	—	—	(2.9)	10.4	Other Income (Expense)
Tax effect	(12.1)	7.0	(12.7)	(42.2)
Total adjustments:	$31.9	$33.9	$34.2	$178.5
Adjusted net income (loss)	$(22.7)	$2.6	$86.8	$(12.1)
Net income (loss) per diluted share	$(1.04)	$(0.58)	$0.93	$(3.60)
Adjustments:
Non-cash amortization charges	$0.36	$0.34	$1.32	$1.37	Amortization of intangible assets ("IA"), Other Income
Impairments	—	—	0.22	0.51	Impairment of long-lived assets and goodwill
Severance and restructuring costs (benefits)	—	(0.01)	(0.01)	0.42	Cost of product and services sales, net, SG&A and R&D
Inventory step-up provision	0.07	0.09	0.10	0.12	Cost of product and services sales, net
Acquisition and divestiture costs	—	—	—	—	SG&A
Exit and disposal costs	—	—	—	0.25	R&D
Gain on sale of business	—	—	—	(0.46)	Other Income (Expense)
Settlement charges, net	0.02	0.03	(0.17)	2.30	Cost of product and services sales, net
Contingent consideration milestones	—	—	(0.88)	(0.57)	Other Income (Expense)
Changes in fair value of financial instruments	0.14	0.04	0.09	0.03	Cost of product and services sales, net and Other Income
Loss (gain) on debt extinguishment	0.25	—	0.22	(0.01)	Gain (loss) on debt extinguishment
Other expense (income), net items	—	—	(0.05)	0.20	Other Income (Expense)
Tax effect	(0.23)	0.14	(0.24)	(0.79)
Total adjustments:	$0.61	$0.63	$0.60	$3.37
Adjusted net income (loss) per diluted share	$(0.43)	$0.05	$1.53	$(0.23)
Diluted shares used in computing Adjusted net income (loss) per diluted share	52.4	54.2	56.7	53.0

Emergent BioSolutions, Inc.
Reconciliation of Net Income (loss) and Net Income (loss) Margin to Adjusted EBITDA and Adjusted EBITDA Margin(1)

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$(54.6)	$(31.3)	$52.6	$(190.6)
Adjustments:
Depreciation & amortization	$23.5	$26.0	$95.7	$108.8
Income taxes	3.9	3.7	30.2	47.7
Total interest expense, net	13.2	14.2	54.4	69.0
Impairments	—	—	12.2	27.2
Inventory step-up provision	3.6	5.0	5.4	6.2
Changes in fair value of financial instruments	7.4	2.3	5.4	1.8
Severance and restructuring costs (benefits)	—	(0.4)	(0.8)	22.5
Exit and disposal costs	—	—	—	13.3
Acquisition and divestiture costs	—	—	0.2	—
Gain on sale of business	—	—	—	(24.3)
Settlement charges, net	0.9	1.5	(9.6)	121.7
Contingent consideration milestones	—	—	(50.0)	(30.0)
Loss (gain) on debt extinguishment	13.3	—	12.2	(0.6)
Other expense (income), net items	—	—	(2.9)	10.4
Total adjustments	$65.8	$52.3	$152.4	$373.7
Adjusted EBITDA	$11.2	$21.0	$205.0	$183.1

Total revenues	$148.7	$194.7	$742.9	$1043.6

Net income (loss) margin	(37)%	(16)%	7%	(18)%

Adjusted EBITDA margin	8%	11%	28%	18%

Emergent BioSolutions, Inc.
Reconciliations of Total Revenues to Product and Services Sales, Net and of Gross Margin and Gross Margin %
to Adjusted Gross Margin and Adjusted Gross Margin %(1)

	Three Months Ended December 31,		Year Ended December 31,
($ in millions)	2025	2024	2025	2024
Total revenues	$148.7	$194.7	$742.9	$1,043.6
Contracts and grants	4.9	5.4	37.7	30.0
Product and services sales, net	$143.8	$189.3	$705.2	$1,013.6

Cost of product and services sales, net	84.9	118.0	326.2	681.3
Intangible asset amortization	16.3	16.3	65.1	65.1
Gross margin	$42.6	$55.0	$313.9	$267.2
Gross margin %	30%	29%	45%	26%
Add back:
Intangible asset amortization	$16.3	$16.3	$65.1	$65.1
Inventory step-up provision	3.6	5.0	5.4	6.2
Settlement charges, net	—	—	—	110.2
Restructuring costs (benefits)	—	(0.4)	(0.8)	7.4
Changes in fair value of financial instruments	—	—	—	0.6
Adjusted gross margin	$62.5	$75.9	$383.6	$456.7
Adjusted gross margin %	43%	40%	54%	45%

Emergent BioSolutions, Inc.
Reconciliation of Net Loss Forecast to Adjusted Net Income Forecast

($ in millions)	2026 Full Year Forecast	Source
Net loss	$(30) - $(10)
Adjustments:
Non-cash amortization charges	$73	Amortization of IA and Other Income (Expense)
Inventory step-up provision	4	Cost of products and services, net
Contingent consideration milestones	(5)	Other Income (Expense)
Tax effect	(17)
Total adjustments:	$55
Adjusted net income	$25 - $45
Reconciliation of Net Loss Forecast to Adjusted EBITDA Forecast

($ in millions)	2026 Full Year Forecast
Net loss	$(30) - $(10)
Adjustments:
Depreciation & amortization	$90
Income taxes	36
Total interest expense, net	40
Inventory step-up provision	4
Contingent consideration milestones	(5)
Total adjustments	$165
Adjusted EBITDA	$135 - $155

Emergent BioSolutions, Inc.
Reconciliations of Forecasted Total Revenues to Forecasted Product and Services Sales, Net and of Forecasted Gross Margin and Gross Margin % to Forecasted Adjusted Gross Margin and Adjusted Gross Margin %(1)

($ in millions)	2026 Full Year Forecast
Total revenues	$720 - $760
Contracts & Grants	(35)
Product and services sales, net	$685 - $725

Cost of product and services sales, net	$381- $388
Intangible asset amortization	64
Gross margin	$240 - $273
Gross margin %	35% - 38%
Add back:
Intangible asset amortization	$64
Inventory step-up provision	4
Adjusted gross margin	$308 - $341
Adjusted gross margin %	45% - 47%